Exhibit 32

                           Section 1350 Certifications

      Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of Section 1350, chapter 63 of Title 18, United Stated Code), each of the undersigned officers ofFNB Bancorp, a California corporation (the "Company"). Does hereby certify that:

      1. The Company's Annual Report on Form 10-K/A for the year ended December 31, 2006 (the "Form 10-K/A") fully complies with the requirements of
Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

      2. Information contained in the Form 10-K/A fairly presents, in all material aspects, the financial condition and results of operations of the Company.

Dated: November 6, 2007                   /s/ Thomas C. McGraw
                                          ------------------------------------
                                              Thomas C. McGraw
                                              Chief Executive Officer


Dated: November 6, 2007                   /s/ David A. Curtis
                                          ------------------------------------
                                              David A. Curtis
                                              Senior Vice President
                                              and Chief Financial Officer

      A signed original of this statement required by Section 906 has been provided to FNB Bancorp and will be retained by FNB Bancorp and furnished to the Securities and Exchange Commission or its staff upon request.